UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2015

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 103
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held the Annual Meeting of Stockholders (“Annual Meeting”) on May 6, 2015. Stockholders of record at the close of business on March 13, 2015 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 6,728,368 shares of the Company’s Common Stock were entitled to vote. A total of 5,574,006 shares of the Company’s Common Stock (82.8%), constituting a quorum, was represented in person or by valid proxies at the Annual Meeting.

Proposal 1: The Company’s stockholders elected eleven directors to the Board to serve for a one year term until the 2016 Annual Meeting. The votes regarding this proposal were as set forth below:

Name	For	Withheld	Broker Non-Votes
Kathryn K. McCarthy	3,040,780	677,271	1,855,955
Matthew C. Blank	3,043,685	674,366	1,855,955
Matthew A. Carey	3,043,857	674,194	1,855,955
Stephen Cornick	3,043,859	674,192	1,855,955
Thomas Coughlin	3,043,163	674,888	1,855,955
Peter A. Georgescu	3,043,519	674,532	1,855,955
Sir Ronald Hampel	3,042,860	675,191	1,855,955
Kenneth G. Langone	3,683,306	34,745	1,855,955
Frank A Riddick, III	3,042,835	675,216	1,855,955
Eric Semler	3,043,947	674,104	1,855,955
Derek Smith	3,030,581	687,470	1,855,955

Proposal 2: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as set forth below:

For	Against	Abstain	Broker Non-Votes
5,431,042	136,953	6,011	—

Proposal 3: The Company’s stockholders voted, on an advisory basis, to approve the compensation of the named executive officers, as set forth below:

For	Against	Abstain	Broker Non-Votes
3,049,321	663,265	5,465	1,855,955

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC.
a Delaware corporation

By:	/s/ Julie Pangelinan
Julie Pangelinan
Executive Vice President, Chief Financial Officer

Date:  May 8, 2015